AMENDMENT NO. 4 TO PLEDGE AND SECURITY AGREEMENT, dated as of March 23, 2022 (this “Amendment”), by and among Par Petroleum, LLC, a Delaware limited liability company (the “Company”), and Par Petroleum Finance Corp., a Delaware corporation (“Finance Corp.”, and together with the Company, the “Issuers”), the Grantors party hereto, and Wilmington Trust, National Association, as Collateral Trustee (in such capacity, the “Collateral Trustee”) for (i) the noteholders under the Indentures (as hereinafter defined), and (ii) the other Secured Parties (as defined in the Pledge and Security Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in the 2017 Indenture (as hereinafter defined).
W I T N E S S E T H:
WHEREAS, the Issuers, Par Pacific Holdings, Inc., for the limited purposes set forth therein, and the guarantors party thereto, are party to (a) that certain Indenture, dated as of December 21, 2017, with Wilmington Trust, National Association, as trustee (in such capacity, the “2017 Trustee”), and the Collateral Trustee (as amended, supplemented, replaced or otherwise modified from time to time, the “2017 Indenture”), and (b) that certain Indenture, dated as of June 5, 2020, with Wilmington Trust, National Association, as trustee (in such capacity, the “2020 Trustee”), and the Collateral Trustee (as amended, supplemented, replaced or otherwise modified from time to time, the “2020 Indenture”, together with the 2017 Indenture, collectively, the “Indentures”);
WHEREAS, in connection with the Indentures, the Issuers and certain of their Affiliates, as grantors, are party to that certain Pledge and Security Agreement, dated as of December 21, 2017 (as amended, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) in favor of the Collateral Trustee for the benefit of the Secured Parties;
WHEREAS, in connection with the Indentures, the Issuers, the other Grantors from time to time party thereto, the 2017 Trustee, the 2020 Trustee, J. Aron, each additional secured representative from time to time a party thereto, and the Collateral Trustee are party to that certain Collateral Trust and Intercreditor Agreement dated as of December 21, 2017, among (as amended or supplemented, the “Collateral Trust Agreement”);
WHEREAS, Section 9.01 of the Indentures permits the Collateral Trustee, the Issuers and the Guarantors to amend or supplement the Security Documents to make, complete or confirm any grant of Collateral permitted or required by the Indentures or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Security Documents;
WHEREAS, Section 7.1(a)(1) of the Collateral Trust Agreement permits the Collateral Trustee, the Issuers and the Grantors party to the Secured Debt Documents (as defined in the Collateral Trust Agreement) to enter into any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing or adding additional Indebtedness that was otherwise permitted by the Collateral Trust Agreement and Secured Debt Documents to be secured by the Collateral; and
WHEREAS, the Issuers and Grantors desire to amend and restate the schedules of the Pledge and Security Agreement to (i) confirm the Collateral under the Indentures and (ii) effect solely the maintenance of the Collateral under the Secured Debt Documents.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Grantors, and the Collateral Trustee agree as follows:
1.Amendment to Schedules. Pursuant to Section 9 of the Pledge and Security Agreement and in accordance with Section 7.1 of the Collateral Trust Agreement, by executing and delivering this Amendment, the Issuers and each Grantor party hereto, hereby amend and restate all Schedules to the Pledge and Security Agreement as set forth in Annex I hereto.
2.GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND

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CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
3.Successors and Assigns. This Amendment shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the parties hereto and their successors and assigns; provided, that no Issuers or other Grantors may assign, transfer or delegate any of their rights or obligations under this Amendment without the prior written consent of the Collateral Trustee and any such assignment, transfer or delegation without such consent shall be null and void.
4.Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.
[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.
ISSUERS:
PAR PETROLEUM, LLC
PAR PETROLEUM FINANCE CORP.
By: /s/ William Monteleone
Name: William Monteleone
Title: President and Chief Financial Officer
GRANTORS:
HERMES CONSOLIDATED, LLC
MCCHORD PIPELINE CO.
PAR HAWAII, LLC
PAR HAWAII REFINING, LLC
PAR HAWAII SHARED SERVICES, LLC
PAR TACOMA, LLC
U.S. OIL & REFINING CO.
USOT WA, LLC
WYOMING PIPELINE COMPANY LLC
By: /s/ William Monteleone
Name: William Monteleone
Title: Chief Financial Officer

Signature Page to Amendment No. 4 to Pledge and Security Agreement

COLLATERAL TRUSTEE:
WILMINGTON TRUST, NATIONAL ASSOCIATION
By: /s/ Barry D. Somrock
    Barry D. Somrock, Vice President

Signature Page to Amendment No. 4 to Pledge and Security Agreement